Exhibit 99.1

NEWMARKET CORPORATION REPORTS IMPROVED SECOND QUARTER AND SIX MONTH 2004 RESULTS

•	Formation of NewMarket Corporation completed

•	Petroleum additives and TEL second quarter and six month results improve

•	New loan agreement completed

Richmond, VA, July 29, 2004 –NewMarket Corporation (NYSE-NEU) President and Chief Executive Officer, Thomas E. Gottwald, released the following earnings report for the second quarter and six months 2004 and an update of the company’s operations.

Both petroleum additives and tetraethyl lead (TEL) earnings improved in the second quarter and first half of 2004 over the same periods last year. Earnings from continuing operations for the first half of 2004 improved significantly to $17.2 million, or $1.02 per share, compared to earnings on the same basis for the first half of last year of $5.6 million, or $.33 cents per share. First half net income in 2003, including the $14.8 million gain on the sale of our phenolic antioxidant business and a $1.6 million benefit upon adoption of Statement of Accounting Standards No. 143, amounted to $22 million or $1.32 per share. These 2003 items are included in the summary of earnings chart at the end of this earnings release. Net income for the second quarter of this year of $11.4 million, or $.67 per share, was also up significantly from second quarter 2003 net income of $5.7 million, or $.34 per share.

Petroleum additive profits improved 26% for the first half of 2004 and 20% for the second quarter compared with the same periods last year. These results include an increase in net sales of petroleum additives of 23% for the first half and 22% for the second quarter. This performance represents the best first-half petroleum additives earnings since 1999 and includes higher shipments in almost all of our major product lines. Raw material costs were higher in the 2004 periods. Research, development and testing costs were also higher for the first half of 2004 in support of our growth strategies, the requirements of new product specifications and our commitment to supply our customers with additives that help differentiate their products.

TEL earnings also improved for the second quarter and six months compared with the same periods last year. The improvement reflects higher pricing as well as an increase in shipments compared to the same periods last year. TEL segment results are subject to significant quarterly swings and therefore we do not believe that quarter to quarter comparisons are particularly meaningful.

During the quarter, we also completed the restructuring of our term and bank loans with terms that we believe are more consistent with our improved financial position. This restructured facility consists of a $100 million revolving loan which we believe provides us more financial flexibility as we move forward.

While we are pleased with our first half performance, we expect the second half results to be lower than the first. We have been somewhat successful in raising the selling prices of our petroleum additives products. However, our current price improvements do not cover the increased raw material costs, as the price of oil-based raw materials remains at record high levels, thereby reducing margins. On TEL, we expect the full year 2004 results to be below last year. Given that the first half for TEL was stronger than the first half last year, we expect that the second half will be weaker.

The continuing improvement in earnings is a result of the dedication and efforts of employees of the family of NewMarket companies worldwide. We believe that the new holding company structure enables the management of our operating subsidiaries, Afton Chemical Corporation and Ethyl Corporation, to focus more intensely than ever on the challenges, opportunities and strategies for their respective product lines and markets.

Sincerely,
Thomas E. Gottwald

Please review our 10-Q filing for a more thorough discussion of the topics mentioned in this release.

Earnings for the six months 2003 included significant nonrecurring items. The following summary of earnings totaling net income under generally accepted accounting principles is included below as part of the earnings release.

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Summary of earnings for the Second Quarter and Six Months:

	Second Quarter Ended June 30		Six Months Ended June 30
	2004	2003	2004	2003
Net income:
Earnings excluding discontinued operations and nonrecurring item	$11.4	$5.7	$17.2	$5.6
Discontinued operations (2003 gain on sale of phenolic antioxidant business) (1)	—	—	—	14.8
Gain upon adoption of SFAS No. 143 (1)	—	—	—	1.6

Net income	$11.4	$5.7	$17.2	$22.0

Basic earnings per share: (2)
Earnings excluding discontinued operations and nonrecurring item	$0.67	$0.34	$1.02	$0.33
Discontinued operations (2003 gain on sale of phenolic antioxidant business) (1)	—	—	—	0.89
Gain upon adoption of SFAS No. 143 (1)	—	—	—	0.10

Net income	$0.67	$0.34	$1.02	$1.32

(1)	Details included in notes to accompanying financial statements.
(2)	Information on diluted earnings per share is included in the accompanying Segment Results and Other Financial Information Statement.

As a reminder, a conference call and Internet web cast is scheduled for 10:00 a.m. EDT on July 30, 2004 to review second quarter 2004 financial results. You can access the conference call live by dialing 800-657-1269 (domestic) or 973-409-9259 (international) and requesting the NewMarket conference call. To avoid delays, callers should dial in five minutes early. The call will also be broadcast via the Internet and can be accessed through the Company’s website at www.NewMarket.com or www.vcall.com. A teleconference replay of the call will be available until 8-2-04 by dialing 877-519-4471 (domestic) and 973-341-3080 (international). The replay passcode is 4974751. A webcast replay will be available for 30 days.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

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Factors that could cause actual results to differ materially from expectations include, but are not limited to: timing of sales orders; gain or loss of significant customers; competition from other manufacturers; resolution of environmental liabilities; changes in the demand for our products; significant changes in new product introduction; increases in product cost; the impact of fluctuations in foreign exchange rates on reported results of operations; changes in various markets; geopolitical risks in certain of the countries in which we conduct business; the impact of consolidation of the petroleum additives industry; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 7A, “Quantitative and Qualitative Disclosures About Market Risk” of our 2003 Annual Report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

To the extent that this press release contains non-GAAP financial measures, it also presents both the most directly comparable financial measures calculated and presented in accordance with GAAP and a quantitative reconciliation of the difference between any such non-GAAP measures and such comparable GAAP financial measures. For management’s statement concerning the reasons why management believes that presentation of non-GAAP measures provides useful information to investors concerning NewMarket’s financial condition and results of operations, see the Form 8-K furnished to the Securities and Exchange Commission on July 29, 2004.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza

Investor Relations

Phone: 804.788.5555

Fax: 804.788.5688

Email: investorrelations@newmarket.com

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NEWMARKET CORPORATION AND SUBSIDIARIES

SEGMENT RESULTS AND OTHER FINANCIAL INFORMATION

(In millions except per share amounts, unaudited)

	Second Quarter		Six Months
	2004	2003	2004	2003
Net sales:
Petroleum additives	$218.1	$178.8	$432.8	$350.6
Tetraethyl lead	3.4	1.8	5.5	3.4

Total	$221.5	$180.6	$438.3	$354.0

Segment operating profit:
Petroleum additives before nonrecurring item	$19.3	$16.0	$34.2	$27.2
Nonrecurring item (a)	—	—	—	0.1

Total petroleum additives	19.3	16.0	34.2	27.3

Tetraethyl lead	10.1	6.4	17.4	7.8
Nonrecurring item (a)	—	—	—	2.4

Total tetraethyl lead	10.1	6.4	17.4	10.2

Segment operating profit	29.4	22.4	51.6	37.5
Deduct nonrecurring item to reconcile
Segment Reporting to Consolidated Statements of Income (b)	—	—	—	(2.5)
Corporate unallocated expense	(5.4)	(4.5)	(10.7)	(9.3)
Interest expense	(4.5)	(6.4)	(9.7)	(11.2)
Other expense, net	(2.5)	(2.8)	(5.2)	(6.1)

Income from continuing operations before income taxes	$17.0	$8.7	$26.0	$8.4

Net income:
Earnings excluding discontinued operations and nonrecurring item	$11.4	$5.7	$17.2	$5.6
Discontinued operations (c)	—	—	—	14.8
Nonrecurring item (a)	—	—	—	1.6

Net income	$11.4	$5.7	$17.2	$22.0

Basic earnings per share:
Earnings excluding discontinued operations and nonrecurring item	$0.67	$0.34	$1.02	$0.33
Discontinued operations (c)	—	—	—	0.89
Nonrecurring item (a)	—	—	—	0.10

Net income	$0.67	$0.34	$1.02	$1.32

Diluted earnings per share:
Earnings excluding discontinued operations and nonrecurring item	$0.66	$0.34	$1.00	$0.33
Discontinued operations (c)	—	—	—	0.88
Nonrecurring item (a)	—	—	—	0.10

Net income	$0.66	$0.34	$1.00	$1.31

Notes to Segment Results and Other Financial Information

Prior periods have been reclassified to conform to the current presentation.

(a)	The nonrecurring item after income taxes amounts to $1.6 million and results from the 2003 gain on the implementation of Statement of Financial Accounting Standards (SFAS) No. 143. This nonrecurring item is included in segment operating profit.
(b)	For segment reporting, the 2003 gain on the implementation of SFAS No. 143 is shown in operating profit as a nonrecurring item. In the Consolidated Statements of Income, this item is shown as a cumulative effect of accounting change.
(c)	Discontinued operations reflect the gain ($23.2 million before tax) on the disposal of the phenolic antioxidant business, which was sold in January 2003.

Attachment 1 of 4

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except per share amounts, unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2004	2003	2004	2003
Net sales	$221,510	$180,574	$438,280	$354,040
Cost of goods sold	170,978	136,576	341,887	273,982

Gross profit	50,532	43,998	96,393	80,058
TEL marketing agreements services	10,763	7,931	18,075	10,932

Selling, general, and administrative expenses	24,910	21,904	48,428	42,492
Research, development, and testing expenses	15,098	15,021	30,847	28,703

Operating profit	21,287	15,004	35,193	19,795

Interest and financing expenses	4,527	6,402	9,683	11,204
Other income (expense), net	283	56	449	(142)

Income from continuing operations before income taxes	17,043	8,658	25,959	8,449
Income tax expense	5,689	2,913	8,787	2,841

Income from continuing operations	11,354	5,745	17,172	5,608

Discontinued operations (a)
Gain on disposal of business (net of tax)	—	—	—	14,805

Income before cumulative effect of accounting change	11,354	5,745	17,172	20,413
Cumulative effect of accounting change (net of tax) (b)	—	—	—	1,624

Net income	$11,354	$5,745	$17,172	$22,037

Basic earnings per share:
Earnings from continuing operations	$0.67	$0.34	$1.02	$0.33
Discontinued operations (net of tax) (a)	—	—	—	0.89
Cumulative effect of accounting change (net of tax) (b)	—	—	—	0.10

	$0.67	$0.34	$1.02	$1.32

Diluted earnings per share:
Earnings from continuing operations	$0.66	$0.34	$1.00	$0.33
Discontinued operations (net of tax) (a)	—	—	—	0.88
Cumulative effect of accounting change (net of tax) (b)	—	—	—	0.10

	$0.66	$0.34	$1.00	$1.31

Shares used to compute basic earnings per share	16,904	16,724	16,859	16,706

Shares used to compute diluted earnings per share	17,168	16,969	17,144	16,829

Notes to Consolidated Statements of Income

(a)	Discontinued operations reflect the phenolic antioxidant business, which was sold in January 2003. The gain on the disposal of this business was $23.2 million ($14.8 million after tax or $.89 per share).
(b)	The cumulative effect of accounting change for six months 2003 reflects the gain of $2.5 million ($1.6 million after tax or $.10 per share) recognized upon the adoption of Statement of Financial Accounting Standard (SFAS) No. 143 on January 1, 2003.

Attachment 2 of 4

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30 2004 (unaudited)	December 31 2003
ASSETS

Current assets:
Cash and cash equivalents	$21,958	$29,052
Restricted cash	1,715	1,903
Trade and other accounts receivable, less allowance for doubtful accounts ($3,316 - 2004; $2,382 - 2003)	146,067	132,542
Receivable - TEL marketing agreements services	2,006	2,456
Inventories	128,147	124,428
Prepaid expenses	7,417	3,810
Deferred income taxes	10,719	11,296

Total current assets	318,029	305,487

Property, plant and equipment, at cost	754,280	751,919
Less accumulated depreciation and amortization	588,859	577,686

Net property, plant and equipment	165,421	174,233

Prepaid pension cost	21,858	21,829
Deferred income taxes	6,770	5,471
Other assets and deferred charges	72,996	75,564
Intangibles, net of amortization	59,613	62,849

Total assets	$644,687	$645,433

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56,392	$53,589
Accrued expenses	40,487	50,691
Long-term debt, current portion	582	6,978
Income taxes payable	9,092	10,055

Total current liabilities	106,553	121,313

Long-term debt	204,147	201,839
Other noncurrent liabilities	118,476	122,598

Shareholders’ equity
Common stock ($1 par value)
Issued - 16,963,759 in 2004 and 16,786,009 in 2003	16,964	16,786
Additional paid in capital	67,686	67,091
Accumulated other comprehensive loss	(22,281)	(20,164)
Retained earnings	153,142	135,970

	215,511	199,683

Total liabilities and shareholders’ equity	$644,687	$645,433

Attachment 3 of 4

NEWMARKET CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended June 30
	2004	2003
Cash and cash equivalents at beginning of year	$29,052	$15,478

Cash flows from operating activities:
Net income	17,172	22,037
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	21,682	23,285
Amortization of deferred financing costs	1,636	3,228
Cumulative effect of accounting changes	—	(2,549)
Gain on sale of phenolic antioxidant business	—	(23,196)
Noncash pension expense	5,158	4,633
Deferred income tax (benefit) expense	(2,169)	118
Working capital changes	(31,457)	(6,071)
Cash pension contributions	(7,022)	(3,135)
TEL working capital advance	114	1,300
Proceeds from legal settlement	—	4,825
Other, net	614	(82)

Cash provided from operating activities	5,728	24,393

Cash flows from investing activities:
Capital expenditures	(6,047)	(4,104)
Proceeds from sale of phenolic antioxidant business	—	27,770
Proceeds from sale of certain assets	—	12,576
Prepayment for TEL marketing agreements services	—	(3,200)
Other, net	11	13

Cash (used in) provided from investing activities	(6,036)	33,055

Cash flows from financing activities:
Repayment of term loan	(53,807)	(14,490)
Repayment of debt - previous agreements	—	(284,519)
Issuance of revolving credit agreement	50,000	—
Issuance of senior notes and term loan	—	265,000
Debt issuance costs	(1,089)	(13,094)
Proceeds from exercise of stock options	773	195
Other, net	(281)	(239)

Cash used in financing activities	(4,404)	(47,147)

Effect of foreign exchange on cash and cash equivalents	(2,382)	1,077

(Decrease) increase in cash and cash equivalents	(7,094)	11,378

Cash and cash equivalents at end of period	$21,958	$26,856

Attachment 4 of 4